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                                                        Exhibit (23)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of The Hartford Steam Boiler Inspection and Insurance Company on Forms S-8 (File Nos. 33-4397 and 33-36519) of our report dated January 24, 1994, on our audits of the consolidated financial statements and financial statement schedules of The Hartford Steam Boiler Inspection and Insurance Company and its subsidiaries as of December 31, 1993 and 1992, and for the three years in the period ended December 31, 1993, which report is included in this Annual Report on Form 10-K.



COOPERS & LYBRAND




Hartford, Connecticut
March 30, 1994